SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                     MRS Technology, Inc.
----------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(12)(ii), 14a-6(I)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each part to the controversy pursuant to Exchange
    Act Rule 14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act
    Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction
       applies:..............................................
    2) Aggregate number of securities to which transaction
       applies:..............................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):......................................
    4) Proposed maximum aggregate value of transactions:.....
    5) Total fee paid:.......................................
[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:...............................
    2) Form, Schedule or Registration Statement No.:.........
    3) Filing party:.........................................
    4) Date Filed:...........................................

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

Notice of Annual Meeting of Stockholders to be held July 30, 1997

The Annual Meeting of Stockholders of MRS Technology, Inc. will be held on Wednesday, July 30, 1997, at 10:00 a.m. at the BankBoston auditorium, 150 Royall Street, Canton, Massachusetts for the following purposes:

1. To elect one person to the Board of Directors to serve as Class II Director for a three-year term.

2. To ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending March 31, 1998.

3. To transact such other business as may properly come before the meeting or any adjournament of it.

Stockholders of record on June 2, 1997 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors



June 6, 1997
John L.  Steele, Jr., Secretary


Stockholders are requested to sign the enclosed proxy and return it in the envelope provided. Please do this even if you expect to attend the Meeting.

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, July 30, 1997


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MRS Technology, Inc. ("MRS" or the "Company"), 10 Elizabeth Drive, Chelmsford, MA 01824, of proxies to be voted at the Annual Meeting of Stockholders of MRS Technology, Inc. to be held at 10:00 a.m. on Wednesday, July 30, 1997 at the BankBoston auditorium, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, and at any adjournments thereof, for the purposes stated in the accompanying Notice of Meeting.

Any person giving a proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of MRS, by executing and delivering a proxy bearing a later date, or by attending the meeting and voting in person. If the proxy is properly executed and is not revoked, it will be voted at the meeting in the manner specified. If no instructions are specified, the shares represented by the proxy will be voted for the election of the one nominee for director listed below and for the approval of Item 2 in the Notice of Meeting.

The Annual Report of MRS for the fiscal year ended March 31, 1997 and this Proxy Statement were first distributed or mailed to stockholders on or about June 18, 1997.

SOLICITATION

MRS will bear the entire cost of preparing, assembling, copying and mailing the Proxy Statement, the proxy, and any additional material which may be furnished to stockholders. Further solicitation of proxies may be made by telephone or oral communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and the Company will reimburse them for this service.

VOTING SECURITIES

The Company's Common Stock, par value $0.01 per share, is the only class of voting securities outstanding and entitled to be voted at the Annual Meeting. Holders of record of Common Stock on June 2, 1997 are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 2, 1997, there were outstanding 6,792,728 shares of Common Stock. Each share is entitled to one vote, with no cumulative voting. A majority in interest of all capital stock entitled to vote constitutes a quorum.

VOTES REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on a matter is required for the election of the director and the approval of each of the other matters to be voted upon.

Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting. Accordingly, broker non-votes (if the broker has voted on any item before the meeting), and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purposes of determining the presence of a quorum for the transaction of business. Broker non-votes will have no effect on the outcome of the voting on any proposals. Abstentions will have the effect of a vote against such proposals.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of June 2, 1997 with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to own of record or beneficially more than 5% of the voting securities of the Company, (ii) those persons listed in the Summary Compensation Table below, (iii) each director and nominee for director of the Company, and (iv) all present officers and directors of the Company as a group. As of June 2, 1997, 6,792,728 shares of Common Stock were outstanding.

Name and address of       Amount and Nature of
Beneficial Owner          Beneficial Ownership(1)    Percent of Class
--------------------      -----------------------    ----------------
Griffith L. Resor, III(2)        184,269                  2.69%
Robert P. Schechter(3)            27,666                  0.41%
Bennett F. Moore(4)               15,000                  0.22%
Ronald K. Haigh(5)                20,000                  0.29%
William C. Schneider(6)           77,777                  1.13%
John C. Plummer(7)                28,499                  0.42%
Mark Lucas(8)                     27,508                  0.40%
John L. Steele, Jr.(9)            87,283                  1.28%
All officers and directors
as a group (10 persons)
( 2 through 10)                  509,128                  7.15%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 82,602 shares issuable upon exercise of an option held by Mr. Resor, a director of the Company, which option is exercisable within 60 days after June 2, 1997

(3) Includes 26,666 shares issuable upon exercise of an option held by Mr. Schechter, a director of the Company, which option is exercisable within 60 days after June 2, 1997.

(4) Includes 15,000 shares issuable upon exercise of an option held by Mr. Moore, a director of the Company, which option is exercisable within 60 days after June 2, 1997.

(5) Includes 20,000 shares issuable upon exercise of an option held by Mr. Haigh, a director of the Company, which option is exercisable within 60 days after June 2, 1997.

(6) Includes 62,042 shares issuable upon exercise of option held by Mr. Schneider, an officer of the Company, which is exercisable within 60 days after June 2, 1997.

(7) Includes 23,833 shares issuable upon exercise of option held by Mr. Plummer, an officer of the Company, which is exercisable within 60 days after June 2, 1997.

(8) Includes 25,871 shares issuable upon exercise of option held by Mr. Lucas, an officer of the Company, which is exercisable within 60 days after June 2, 1997.

(9) Includes 39,950 shares issuable upon exercise of option held by Mr. Steele, an officer of the Company, which is exercisable within 60 days after June 2, 1997.

(10) Includes 13,193 shares issuable upon exercise of options held by certain other officers (other than Messrs. Resor, Schneider, Plummer, Lucas and Steele, whose exercisable options are identified above) upon exercise of options which are exercisable within 60 days after June 2, 1997.


ITEM 1.  ELECTION OF DIRECTORS

Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors of such number, to be fixed by the directors, as is a multiple of three, serving staggered three-year terms. Currently, the Board of Directors consists of one Class II Director, two Class III Directors and one Class I Director, whose terms will expire in 1997, 1998 and 1999, respectively. A vacancy was created in Class II by the resignation in September 1996 of S. Russel Craig, a director since 1994. This vacancy was filled by the Board of Directors on May 30, 1997 with the election of Carl P. Herrmann.

At the 1997 Annual Meeting, the stockholders will elect one Class II Director, whose term will extend until the 2000 Annual Meeting. Bennett
F. Moore, a Class II Director since 1994 whose term of office expires at the Annual Meeting, has informed the Company that he will be unable to stand for reelection. The Board of Directors has recommended the following nominee to fill a Class II Director position. The nominee, if elected, will hold office for a three-year term until the 2000 Annual Meeting of Stockholders and until a successor is elected and qualified.
If for any reason this nominee should become unavailable for election, the persons named in the proxy may vote the proxy for the election of a substitute. However, the nominee has consented to serve as a director if elected and the Board of Directors has no reason to believe the nominee will become unavailable for election.

Carl P. Herrmann, 49, has been an independent management and international marketing consultant since December 1994. From July 1991 to November 1994, he was at Solbourne Computer, Inc. most recently as President and Chief Executive Officer. From May 1989 to November 1990 he was the Hong Kong-based Director of Asia/Pacific Operations for Amphenol Corp. From October 1984 to April 1989 he was Managing Director of GenRad Inc.'s regional operations based in Singapore. From August 1993 to September 1994 he was the Tokyo-based Vice President of TEL-GenRad, KK, a joint venture developing and manufacturing PC board and semiconductor test systems.

VOTE REQUIRED

The affirmative vote of the holders of a majority of votes cast at the meeting is required for the election of directors. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Herrmann as a Class II director.

The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for reelection at the Annual Meeting:

                                                             Term of
                       Director   Position                   Office will
Name / Age             Since      with Company      Class    Expire
-------------------    ---------  --------------    -----    ------
Ronald K. Haigh /62     1994       Director          III     1998
G.L.Resor, III /56      1986       President,Chief
                                   Executive Officer
                                   and Director      III     1998
Robert P. Schechter/48  1988       Director          I       1999

Ronald K. Haigh, 62, has been an independent manufacturing technology consultant since July 1994. He recently set up and staffed a 50,000 square foot manufacturing operation in Korea for a major U.S. semiconductor equipment manufacturer. From 1988 to June 1994, he was at Summit Technology, a manufacturer of laser-based surgery systems, most recently as Vice President, Manufacturing.

Griffith L. Resor III, 56, has been President and a Director of MRS since it was formed on February 21, 1986. Prior to forming MRS, Mr. Resor served in various product development and management positions at GCA Corporation, most recently as Vice President and General Manager of New Products.

Robert P. Schechter, 48, joined Natural MicroSystems Corporation in April 1995 as President and Chief Executive Officer and in May 1996 was also elected Chairman of the Board. From 1987 to December 1994, he was at Lotus Development Corporation, most recently as Senior Vice President, International Business Group. From 1973 and until he joined Lotus,
Mr. Schechter was associated with Coopers & Lybrand, most recently as a Partner and Northeast Regional Chairman of Coopers & Lybrand's High Technology Industry Group. Mr. Schechter is a director of Raptor Systems, Inc. and Natural MicroSystems Corporation.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors met nine times in fiscal 1997. Each Director attended at least 75%, of the aggregate of the total number of such meetings of the Board of Directors and the total number of meetings held by all committees on which the individual Director served.

During fiscal 1997, the Audit Committee of the Board of Directors consisted of Messrs. Schechter and Moore. The Audit Committee met once in fiscal 1997. The functions of the Audit Committee include: (1) making recommendations to the Board of Directors with respect to the engagement of the Company's independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the response to management letters issued by the independent auditors.

During fiscal 1997, the Compensation Committee consisted of Messrs. Schechter and Craig. Mr. Craig resigned from the Board of Directors and related committees in September of 1996 and the Board voted at the next board meeting in October, 1996 to elect Ronald K. Haigh to serve as a member of the Compensation Committee. The Compensation Committee completed five meetings/actions by consent in fiscal 1997. The Compensation Committee considers and, when appropriate, makes recommendations to the Board of Directors regarding employee and Director compensation (including stock compensation) matters.

The Board of Directors does not have a Nominating Committee or committee performing a similar function.

DIRECTORS COMPENSATION

Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. As compensation for service as a Director, each non-employee Director, upon election to the Board, is entitled to receive an automatic stock option grant pursuant to the Company's 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"). During fiscal 1997, one non-employee director received an automatic grant of options under the 1994 Plan to purchase 15,000 shares of Common Stock, at fair market value as of the date of such grant ($2.875 per share), and 5,000 shares of such option became exercisable upon the grant of option.

EXECUTIVE EMPLOYMENT AGREEMENTS

On January 30, 1996, the Company entered into letter agreements with Messrs. Resor, Schneider, Plummer, Lucas and Steele as well as with certain other officers and employees of the Company, in order to encourage their continued employment with the Company. Under the letter agreements, the Company agrees that, in the event of termination of employment in connection with a merger or other change of control of the Company, the Company will continue to pay the officer who is a party thereto a certain percentage (90% for Messrs. Resor, Schneider, Plummer, Lucas and Steele) of the officer's salary on January 26, 1996, for a period of time (Messrs. Resor, Plummer and Steele, 52 weeks; Messrs. Schneider and Lucas, 39 weeks) or until the officer finds comparable employment. The letter agreements further provide that options held by such officers will become fully vested upon the date of completion of any merger or change of control of the Company and will be exercisable for a period of four years following that date. Additionally, the agreements provide that certain officers shall receive bonuses upon the consummation of any merger or other change of control of the Company, Mr. Resor will receive a bonus in the amount of $50,000 and Mr. Steele a bonus of $20,000.

EXECUTIVE COMPENSATION

The tables that appear below, together with the accompanying text and footnotes, provide information on compensation and benefits for the named officers, as determined by requirements of the Securities and Exchange Commission ("SEC"). All the data regarding values for stock options are hypothetical in terms of the amounts that an individual may or may not receive because such amounts are contingent on continued employment with the Company and the price of the Common Stock. All year-end values shown in these tables for outstanding stock options reflect a $1.25 price, which was the closing price of the Common Stock on March 31, 1997, as reported in the "NASDAQ" section of the Eastern Edition of The Wall Street Journal.

The following table sets forth certain compensation information for the fiscal years ended March 31, 1997, 1996, and 1995 with respect to the Company's Chief Executive Officer and those other officers of the Company who were the most highly paid for fiscal 1997.

                    SUMMARY COMPENSATION TABLE
                                        Long Term
                                        Compensation
                                        Awards/
                               Annual   Securities    All Other
Name and                 Compensation   Underlying   Compensation
Principal Position  Year     Salary($)  Options (#)       ($)(1)
------------------  ----  -----------   -----------  ------------
G.L. Resor, III     1997  $165,577      157,248 (2) (3)  $3,231
President and       1996   156,577       93,000           2,959
Chief Executive     1995   150,000       10,000           2,906
Officer

W.C. Schneider      1997   137,981      119,750 (2) (3)   1,603
Vice President      1996   124,193       43,000           1,379
Research &          1995   113,872        3,000           1,481
Development

John C. Plummer     1997   117,642       39,000 (3)       1,885
Vice President      1996   114,823       52,000           2,319
Manufacturing       1995   110,000        6,000           3,315

Mark Lucas          1997   115,217      115,000 (2) (3)     358
Vice President      1996   106,442       32,000             306
Product Marketing   1995    90,278        2,000             264

John L. Steele, Jr. 1997   106,715       25,125 (3) (4)   2,011
Vice President      1996   104,296       16,000           1,344
                    1995    99,275        3,000           2,107

(1) The amounts reported reflect term life insurance premiums paid on behalf of the officers.
(2) Includes options to purchase 50,000 shares of the Company's Common Stock granted in July, 1996 which was canceled in February 1997 in exchange for 37,500 shares at a lower price.
(3) Remaining balance of options granted in exchange for outstanding options previously granted.

(4) Includes an option to purchase 7,500 shares of the Company's Common Stock granted in July 1996 which was canceled in February 1997 in exchange for 5,625 shares at a lower price.

The Compensation Committee of the Board of Directors reviewed and approved the Bonus plan established for the executive officers and other key members for the fiscal year 1996. This bonus plan was based on the achievement of both individual and company goals. Payments were made to two officers according to this plan in fiscal year 1997.

The Compensation Committee of the Board of Directors reviewed and approved the Bonus plan established for the executive officers and other key members for the fiscal year 1997. This bonus plan is based on the achievement of both individual and company goals.

STOCK BASED COMPENSATION

The following table provides details regarding stock options granted to the named officers in fiscal 1997 under the 1993 Stock Option Plan. In addition, in accordance with SEC rules, this table shows hypothetical gains on a pretax basis or "option spreads" that would exist for the respective options granted in fiscal 1997 for the named officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

         Option Grants in Fiscal Year Ended March 31, 1997
                          Individual Grants
---------------------------------------------------------------
                            Percentage of
                            Total Options
                             Granted to
                             Employees   Exercise
                  Options    in Fiscal     Price    Expiration
Name              Granted         1997    ($/sh)          Date
----------------  --------  ------------  --------  ----------
G.L. Resor, III    50,000 (2)       5.5%    $3.250    07/09/06
                   37,500 (3)       4.1%    $1.625    07/09/06
                    7,500 (3)       0.8%    $1.625    08/30/04
                   15,750 (3)       1.7%    $1.625    08/19/03
                   12,499 (3)       1.4%    $1.625    06/01/03
                   18,999 (3)       2.1%    $1.625    03/29/03
                   15,000 (3)       1.6%    $1.625    05/12/05
                  -------          -----
                  157,248          17.2%

W.C. Schneider     50,000 (2)       5.5%    $3.250    07/09/06
                   10,500 (3)       1.1%    $1.625    06/15/05
                   37,500 (3)       4.1%    $1.625    07/09/06
                    7,500 (3)       0.8%    $1.625    08/19/03
                   12,000 (3)       1.3%    $1.625    05/12/05
                    2,250 (3)       0.2%    $1.625    09/27/04
                  -------          -----
                  119,750          13.0%

J.C.Plummer        12,000 (3)       1.3%    $1.625    08/19/03
                   10,500 (3)       1.1%    $1.625    06/15/05
                    4,500 (3)       0.5%    $1.625    08/30/04
                   12,000 (3)       1.3%    $1.625    05/12/05
                   ------          -----
                   39,000           4.2%

Mark Lucas         50,000 (2)       5.4%    $3.250    07/09/06
                    1,500 (3)       0.2%    $1.625    09/27/04
                   18,000 (3)       1.9%    $1.625    06/15/05
                    4,500 (3)       0.5%    $1.625    05/12/05
                   37,500 (3)       4.1%    $1.625    07/09/06
                  -------          -----
                  111,500          12.1%

J. L. Steele, Jr.   7,500 (2)       0.8%    $3.250    07/09/06
                    2,250 (3)       0.2%    $1.625    05/12/05
                    7,500 (3)       0.8%    $1.625    08/19/03
                    2,250 (3)       0.2%    $1.625    09/27/04
                    5,625 (3)       0.6%    $1.625    07/09/06
                   ------          -----
                   25,125          2.6%

(1) Realizable value represents the difference between the assumed stock price at the expiration date and the exercise price
(2) Option was cancelled as part of option repricing
(3) Consists of Options granted on 2/12/97 in connection with option repricing

(Continuation of prior table)
                           Potential Reliazable
                           Value at Assumed
                           Annual Rates of Stock
                           Price Appreciation for
                           Option Term (1)
                           ----------------------
Name                       5%($)        10%($)
-------------------        ----------   ----------
G.L.Resor, III             $102,195     $258,983
                             35,472       88,372
                              5,426       12,836
                              9,577       22,029
                              7,307       16,710
                             10,750       24,467
                             12,069       29,103
                          ---------     --------
                            182,796      452,500

W.C. Schneider              102,195      258,983
                              8,564       20,706
                             35,472       88,372
                              4,561       10,490
                              9,655       23,283
                              1,648        3,906
                           --------      -------
                            162,095      405,740

J.C. Plummer                  7,297       16,784
                              8,564       20,706
                              3,256        7,701
                              9,655       23,283
                           --------      -------
                             28,772       68,474

Mark Lucas                  102,195      258,983
                              1,098        2,604
                             14,682       35,496
                              3,621        8,731
                             35,473       88,373
                            -------      -------
                            157,069      394,187

John L.  Steele, Jr.         15,329       38,847
                              1,810        4,365
                              4,560       10,490
                              1,648        3,906
                              5,321       13,256
                            -------       ------
                             28,668       70,864


(1) Realizable value represents the difference between the assumed stock price at the expiration date and the exercise price

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END FISCAL 1997 OPTION VALUES

The following tables show the number of shares remaining unexercised by both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of March 31, 1997. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock of $1.25.

                Option Values at March 31, 1997
--------------------------------------------------------------
                         Shares Acquired
Name                     on Exercise (#)    Value Realized ($)
----------------------   ---------------    ------------------
Griffith L. Resor, III       20,000             $54,500
William C. Schneider              0                   0
John C. Plummer               4,666               7,982
Mark Lucas                        0                   0
John L. Steele, Jr.               0                   0

                                                ($) Value of Unexercised
                    (#) Number of Unexercised      In-the Money Options
                    Options at March 31, 1997        at March 31, 1997
Name                Exercisable   Unexercisable  Exercisable Unexercisable
------------------- -----------   -------------  ----------- -------------
G.L. Resor, III      66,353         59,561         $ 3,733          0
W.C. Schneider       47,042         57,374          10,733          0
John C. Plummer      18,208         22,125               0          0
Mark Lucas           10,871         55,125           1,574          0
John L. Steele, Jr.  37,980         10,311           9,333          0


OPTIONS REPRICED

The following table provides information relating to the repricing of certain options held by the named officers of the Company that occurred during the last ten fiscal years. There have been two occasions for repricing the first repricing was on 8/21/95 with a one for one option repricing, with no change in vesting. The second repricing which occurred on 2/12/97 required the three for four exchange of options, with no change to the vesting schedule. The Company has never granted, and thus has never repriced, any stock appreciation rights.

                          Ten Year Option Repricing
                                                        Length of
                                                        Original
                                                        Option
                                                         term
         Number of       Market                         Remaining
         Securities      Price     Exercise              at
         Underlying    of Stock    Price      New       Date of
Name      Options     at time of  at time of  Exercise  Repricing
Date      Repriced    Repricing   Repricing   Price     Yrs Days
---------- -------    ---------   ---------   --------  --- -----
G. L. Resor,III
8/21/95    25,333      $6.375       $7.200     $6.375     7  220
8/21/95    16,666      $6.375       $9.600     $6.375     7  284
8/21/95    21,001      $6.375       $9.750     $6.375     7  363
8/21/95    10,000      $6.375       $8.000     $6.375     9    9
2/12/97    15,000      $1.625       $4.875     $1.625     8   89
2/12/97    18,999      $1.625       $6.375     $1.625     6   45
2/12/97    12,499      $1.625       $6.375     $1.625     6  109
2/12/97    15,750      $1.625       $6.375     $1.625     6  188
2/12/97     7,500      $1.625       $6.375     $1.625     7  200
2/12/97    37,500      $1.625       $3.250     $1.625     9  147
William C. Schneider
8/21/95    10,000      $6.375       $9.750     $6.375     7  363
8/21/95     3,000      $6.375       $8.250     $6.375     9   37
2/12/97    12,000      $1.625       $4.875     $1.625     8   89
2/12/97    10,500      $1.625       $4.875     $1.625     8  123
2/12/97     7,500      $1.625       $6.375     $1.625     6  188
2/12/97     2,250      $1.625       $6.375     $1.625     7  228
2/12/97    37,500      $1.625       $3.250     $1.625     9  147
John C. Plummer
8/21/95    16,000      $6.375       $9.750     $6.375     7  363
8/21/95     6,000      $6.375       $8.000     $6.375     9    9
2/12/97    12,000      $1.625       $4.875     $1.625     8   89
2/12/97    10,500      $1.625       $4.875     $1.625     8  123
2/12/97    12,000      $1.625       $6.375     $1.625     6  188
2/12/97     4,500      $1.625       $6.375     $1.625     7  200
Mark Lucas
8/21/95     2,000      $6.375       $8.250     $6.375     9   37
2/12/97     4,500      $1.625       $4.875     $1.625     8   89
2/12/97    18,000      $1.625       $4.875     $1.625     8  123
2/12/97     1,500      $1.625       $6.375     $1.625     7  228
2/12/97    37,500      $1.625       $3.250     $1.625     9  147

John L. Steele, Jr.
8/21/95    10,000      $6.375       $9.750     $6.375     7  363
8/21/95     3,000      $6.375       $8.250     $6.375     9   37
2/12/97     2,250      $1.625       $4.875     $1.625     8   89
2/12/97     7,500      $1.625       $6.375     $1.625     6  188
2/12/97     2,250      $1.625       $6.375     $1.625     7  228
2/12/97     5,625      $1.625       $3.250     $1.625     9  147

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1997, the Compensation Committee consisted of Messrs. Schechter, Craig and Haigh. No member of the Compensation Committee was at any time during or prior to fiscal 1997 an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

The Compensation Committee

The Compensation Committee of the Company currently consists of two Directors, Messrs. Schechter and Haigh, neither of whom is an officer or employee of the Company. The Compensation Committee is responsible for establishing compensation policies with respect to the Company's officers, including the Chief Executive Officer and the other named officers, and administering the Company's 1986 Stock Option Plan, the 1993 Stock Option Plan, and the 1994 Employee Stock Purchase Plan the "Purchase Plan".

Compensation Committee Report on Repriced Options

In February 1997, the committee granted each of the Company's employees, officers and select consultants who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options to purchase three shares for four shares surrendered of Common Stock at a lower exercise price with the same vesting schedule the "Option Exchange Offer". Options granted to Directors under the 1994 Plan were not subject to the Option Exchange Offer.

The majority of the Company's outstanding stock options contained exercise prices that were substantially above the current market price of the Common Stock. Although such options did have some financial value based on a mathematical formula used in the investment banking community for valuing options, the Committee believed that the Company's employees did not place any value on options which were significantly out-of-the-money. The Committee concluded that such options therefore were no longer effective in either aligning the interests of the Company's employees with those of its shareholders or encouraging option holders to remain in the employ of the Company.

In determining to make the Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other share-holders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees, officers and select consultants of the Company should be given the option to exchange any of their outstanding options for a new option to purchase the three shares for every four surrendered with a new exercise price set at $1.625 (the fair market value of the Company's Common Stock at the date of the Option Exchange Offer).

In August 1995, the committee granted each of the Company's employees and officers who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options to purchase the same number of shares of Common Stock at a lower exercise price with the same vesting schedule the "Option Exchange Offer". Options granted to Directors under the 1994 Plan were not subject to the Option Exchange Offer.

In determining to make the Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other share-holders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees and officers of the Company should be given the option to exchange any of their outstanding options for a new option to purchase the same number of shares with a new exercise price set at $6.375, (the fair market value of the Company's Common Stock at the date of the Option Exchange Offer).

It is the opinion of the Compensation Committee that the Option Exchange Offer succeeded in its objective of minimizing shareholder dilution and providing strong incentives for the Company's employees and management.

Compensation for Fiscal 1997

The Compensation Committee seeks to achieve three broad goals in connection with the Company's compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of compensation with the performance of the Company's Common Stock.

The compensation programs for the Company's officers established by the Compensation Committee consist of four elements based upon the foregoing objectives: base salary; fringe benefits; annual bonus; and equity incentives, such as stock options issued under the Company's 1993 Stock Option Plan. Additionally, as employees of the Company, each of the Company's officers is eligible to participate in the Purchase Plan upon the same terms as substantially all of the Company's other employees.

In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same or related industries and/or same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other employees at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the Company's financial performance in establishing base salaries of executives.

The Company provides or makes available generally competitive fringe benefits, such as group life, medical, dental and disability insurance, a 401(k) investment plan, vacation days, holidays and short-term disability coverage, for all employees. With the exception of individual term life insurance coverage provided for the three founders of the Company, Messrs. Resor, Schneider and Steele, since inception, no separate coverage or plans of these types are provided or made available for officers. In cases where officers' tax or financial planning is affected by restrictions on the sales of stock of the Company by officers imposed by federal securities laws and regulations, the Compensation Committee will consider whether some reimbursement for related professional advice may be appropriate, although no such reimbursements have been made to date.

The Compensation Committee generally structures bonuses by linking them to the achievement of specified Company and/or business unit performance objectives.

Fiscal 1997 Compensation for the Chief Executive Officer

In considering the compensation for the Chief Executive Officer for fiscal 1997, the Compensation Committee considered the same criteria as for the compensation of the other officers of the Company. Mr. Resor was paid a base salary for fiscal 1997 of $165,577. In addition, Mr. Resor received stock options to purchase 50,000 shares of Common Stock which were exchanged in the 2/12/97 repricing for 37,500 shares.

/s/ ROBERT P. SCHECHTER
/s/ RONALD K. HAIGH

CERTAIN TRANSACTIONS

Compliance with Section 16(a) of the Exchange Act Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission and the Company is required to report in this Proxy Statement any failure during fiscal 1997 to file by these dates. With the exception of one Form 4 filing which was late, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders. In making this statement, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Company.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following table of data was used to produce the graph which provides information that compares the performance of the Company's Common Stock to the Nasdaq Stock Market Total Return Index for U.S. Companies and the Nasdaq Total Return Index for Computer Manufacturers since the Company's initial public offering on July 23, 1993. The Nasdaq Total Return Index for Computer Manufacturers includes both manufacturers of large, complex, capital equipment and many of the Company's customers. The data assumes that the value of the investment in the Company's Common Stock and each index was $100 at July 23, 1993 and that all dividends were reinvested.

End of Trading on
July 23, 1993
and Last Day of
Each Quarter                            Nasdaq
Through End                             Stock        Computer
of Fiscal Year    MRS Technology Inc.   Market(US)   Mfgrs.
---------------   ------------------    ----------   ----------
07/23/93            100.000             100.000      100.000
09/30/93            178.571             109.003       98.560
12/31/93            185.714             111.144      114.824
03/31/94            142.857             106.472      111.323
06/30/94            121.429             101.495       90.256
09/30/94            117.857             109.898      109.738
12/30/94            100.000             108.645      126.103
03/31/95             96.429             118.441      132.931
06/30/95             75.000             135.476      161.651
09/29/95             71.429             151.793      194.488
12/29/95             46.429             153.645      198.618
03/29/96             82.143             160.813      204.734
06/28/96             53.571             173.941      230.167
09/30/96             41.071             180.123      254.117
12/31/96             30.357             188.951      266.691
03/31/97             17.857             178.737      224.325

The Indexes and graph were prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business.

ITEM 2. SELECTION OF AUDITORS

The Board of Directors recommends that the stockholders ratify its appointment of Coopers & Lybrand L.L.P., independent public accountants, as the independent auditors of the Company for the fiscal year ending March 31, 1998. Coopers & Lybrand L.L.P. has acted in such capacity for the Company since the Company's 1986 fiscal year.

A representative of Coopers & Lybrand L.L.P. will be present at the meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required to approve the selection of Coopers & Lybrand L.L.P. as the Company's auditors for the fiscal year ending March 31, 1998. Unless authority is withheld, it is the intention of the persons voting the enclosed proxy to vote such proxy in favor of approving the selection of Coopers & Lybrand L.L.P. as the Company's auditors. If the proposal to approve the selection of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will select and appoint another independent accounting firm for the fiscal year ending March 31, 1998 without further stockholder action.

ITEM 3. OTHER BUSINESS

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at next year's meeting of stockholders must be received by the Company at its principal executive offices, 10 Elizabeth Drive, Chelmsford, Massachusetts, 01824, Attention: John L. Steele, Jr., Secretary, no later than February 13, 1998, except that if the next year's annual meeting date is changed by more than 30 calendar days from the regularly scheduled date, July 29, 1998, the Company must receive such a proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

ADDITIONAL FINANCIAL INFORMATION

Copies of the Company's Annual Report on Form 10-K (without exhibits) as filed with the Securities and Exchange Commission will be furnished without charge upon written request of any stockholder of record. Requests for such copies should be directed to: John L. Steele, Jr., Secretary, MRS Technology, Inc., 10 Elizabeth Drive, Chelmsford, MA 01824.

John L. Steele, Jr., Secretary
June 6, 1997


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME IF IT HAS NOT BEEN VOTED.

PROXY                         MRS TECHNOLOGY, INC.               PROXY
                              10 Elizabeth Drive
                              Chelmsford, MA 01824

Annual Meeting of Stockholders
Wednesday, July 30, 1997

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Griffith L.Resor III and John L. Steele,Jr., or any of them, as proxies, each with full power of substitution to vote, in the manner directed by the undersigned, all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MRS Technology, Inc. To be held at the BankBoston auditorium Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, on Wednesday, July 30, 1997, at 10:00 a.m. or at any adjournment thereof.

Please return this card in the enclosed postage paid envelope to The BankBoston, P.O.Box 1628, Boston, MA 02105.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE  -- SEE REVERSE SIDE

[X] Please mark votes as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE
PROPOSALS SET FORTH BELOW.

1. To elect Carl P. Herrmann to the Board of Directors to serve as Class II Director for a three-year term.
   [ ] FOR     [ ] WITHHELD

2. To ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending March 31, 1998.
   [ ] FOR     [ ] WITHHELD      [ ] ABSTAIN

3. In their discretion to vote upon such other business as may properly come before this meeting and any adjournment thereof.

[ ] MARK HERE FOR ADDRESS CHANGE NOTED BELOW
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:----------------------------- Date:----------------
Signature:----------------------------- Date:----------------